UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO CORP. is referred to herein as “FOMO,” the “Company,” “we,” or “us.”

Item 1.01 Entry into a Material Definitive Agreement.

On April 29 2022, FOMO and a third-party lender, GS Capital Partners, LLC (“GS Capital”) executed an exchange of a $325,000 principal amount 10% convertible promissory note issued by the Company to GS Capital on October 19, 2021 (the “Original Note”) for a $341,205.48 principal amount 10% convertible promissory note dated April 19, 2022 (the “Exchange Note”). The Exchange Note provides for interest to accrue at the rate of 10% per annum and with principal and accrued interest due and payable on October 19, 2022. The Exchange Note is convertible at the option of GS Capital, into shares of FOMO’s common stock at any time prior to maturity, at a conversion rate equal to 60% of the lowest trading price of the Company’s common stock for the 20 trading days prior to the date of conversion, as reported by OTC Markets Group, Inc.

The above description of the Exchange Note is only a summary and is qualified in its entirety by reference to the copy of the Exchange Note documents filed as Exhibit 10.1 to this Report.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 Entry into a Material Agreement in this Report is incorporated into this Item 3.02 by reference.

Item 9.01. Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	The Original Note dated October 19, 2021*
10.2	The Exchange Note dated April 19, 2022
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed as an Exhibit to the Company’s Current Report on Form 8-K dated October 22, 2021 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: April 29, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer